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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2005, relating to the financial statements and financial highlights of MainStay VP Bond Portfolio, MainStay Capital Appreciation Portfolio, MainStay VP Cash Management Portfolio, MainStay VP Convertible Portfolio, MainStay VP Common Stock Portfolio, MainStay VP Government Portfolio, MainStay VP High Yield Corporate Bond Portfolio, MainStay VP International Equity Portfolio, MainStay VP Mid Cap Core Portfolio, MainStay VP Mid Cap Growth Portfolio, MainStay VP Mid Cap Value Portfolio, MainStay VP S&P 500 Index Portfolio, MainStay VP Small Cap Growth Portfolio, MainStay VP Total Return Portfolio, MainStay VP Value Portfolio, MainStay VP Income & Growth Portfolio (formerly MainStay VP American Century Income & Growth Portfolio), MainStay VP Basic Value Portfolio (formerly MainStay VP Dreyfus Large Company Value Portfolio), MainStay VP Growth Portfolio (formerly MainStay VP Eagle Asset Management Growth Equity Portfolio), and MainStay VP Developing Growth Portfolio (formerly MainStay VP Lord Abbett Developing Growth Portfolio), which appears in the December 31, 2004 Annual Report to Shareholders of MainStay VP Series Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
April 5, 2005